Exhibit 99.1

FOR IMMEDIATE RELEASE	NEWS RELEASE
Tekelec Announces 2010 Operating Results
•	2010 Revenues of $424.0 million;

•	2010 Orders of $388.3 million;

•	2010 GAAP Gross Margin of 60%, and non-GAAP Gross Margin of 65% (as reconciled below);

•	2010 GAAP Operating Margin of 5%, and non-GAAP Operating Margin of 15% (as reconciled below);

•	2010 GAAP Diluted EPS of $0.22 per share, and non-GAAP Diluted EPS of $0.64 per share (as reconciled below);
MORRISVILLE, N.C. — February 10, 2011 — Tekelec (NASDAQ: TKLC), the broadband data management company, today announced earnings for the fourth quarter and full year 2010.
2010 Fourth Quarter Results from Operations
Revenue for the fourth quarter of 2010 was $90.2 million, down 27% compared to $123.5 million for the fourth quarter of 2009. The Company’s orders were $178.4 million for the quarter, up 10% from the fourth quarter of 2009. Fourth quarter orders were the second highest in the Company’s history. Order input was up primarily due to a 16% year over year increase in SS7 and Sigtran orders for Eagle 5 with most of the growth occurring within North America. Included in the fourth quarter of 2010 is a $26 million dollar order from a North American customer for its 2011 Eagle 5 needs that we do not expect to repeat. As of December 31, 2010, backlog was $338.8 million compared to $253.6 million as of September 30, 2010 and $373.6 million as of December 31, 2009.
GAAP gross margins for the fourth quarter of 2010 were 54%, compared to 67% in the fourth quarter of 2009. Non-GAAP gross margins for the fourth quarter of 2010 were 61%, compared to 69% for the fourth quarter of 2009. Please refer to the attached reconciliations of the non-GAAP financial measures referred to in this release to the most directly comparable GAAP measures.
On a GAAP basis, the Company reported a net loss for the fourth quarter of 2010 of $8.0 million, or ($0.12) per share, compared to earnings in the fourth quarter of 2009 of $15.9 million, or $0.23 per diluted share. GAAP operating margins were a negative 15% for the fourth quarter of 2010 down from 18% for the fourth quarter of 2009.
On a non-GAAP basis, the Company reported a net loss for the fourth quarter of 2010 of $1.2 million, or ($0.02) per share, compared to net income of $19.4 million, or $0.28 per diluted share, for the fourth quarter of 2009. Non-GAAP operating margins for the fourth quarter of 2010 were a negative 2%, compared to 25% for the fourth quarter of 2009.
2010 Results
Revenue for 2010 was $424.0 million, down 10% compared to $469.3 million in 2009. The Company’s orders were $388.3 million, down 10% compared to $429.8 million in 2009. Growth in 2010 revenues and orders for next gen solutions were not able to offset the double digit declines in Eagle 5 revenues and orders.
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On a GAAP basis, the Company reported 2010 net income of $15.0 million, or $0.22 per diluted share, compared to $47.4 million, or $0.70 per diluted share in 2009. GAAP operating margins were 5% and 17% for 2010 and 2009, respectively.
On a non-GAAP basis, net income for 2010 was $44.3 million, or $0.64 per diluted share, compared to $70.4 million, or $1.04 per diluted share, for 2009. Non-GAAP operating margins for 2010 were 15% compared to 23% in 2009.
2010 Business Highlights
•	Orders for next gen solutions increased 20% from 2009 levels to $106 million for 2010 on the strength of orders for policy and subscriber data management solutions.

•	Next gen solution revenues increased 28% for the year compared to 2009 on the strength of revenues from our policy and subscriber data management solutions, consistent with the orders increase.

•	Continued to expand our customer base by adding 28 new customers in 2010, including 16 that purchased next gen solutions.

•	Increased the number of policy customers to 44 customers in 27 countries; 32 of these customers are tier one.

•	Added 7 new subscriber data management customers since the acquisition of Blueslice — including 3 tier one customers who serve 190 million subscribers.

•	Orders for policy and subscriber data management solutions were approximately $40 million for 2010, doubling our initial expectations at the time of the acquisitions of Camiant and Blueslice.

•	Ended the year with a strong balance sheet with over $220 million dollars in cash and no debt.
Balance Sheet and Liquidity
As of December 31, 2010, the Company’s consolidated cash and cash equivalents totaled $220.9 million compared to cash and cash equivalents of $222.7 million at September 30, 2010. Cash flows from operations in 2010 were $22.6 million, compared to $55.1 million in 2009. Working capital at December 31, 2010 decreased to $286.9 million from $297.1 million at September 30, 2010.
2011 Full Year Guidance
We believe that full year 2011 revenues will range between $360 million and $400 million and non-GAAP gross margins will be in the low sixty percent range. Finally, we believe that our non-GAAP EPS range will be between $0.20 and $0.30 per diluted share and we expect the range for GAAP EPS will be between a loss of $0.15 and a loss of $0.25 per diluted share.

2011
Guidance
Revenues	$360M - $400M
Non-GAAP Gross Margin*	low 60’s
Non-GAAP Diluted EPS **	$0.20 - $0.30
GAAP Diluted EPS	($0.25) - ($0.15)

*	Of the adjustments listed below, approximately $2M of stock-based compensation and $23M of amortization of intangibles will impact GAAP gross margins.

**	Non-GAAP guidance excludes an estimated $13M of stock-based compensation, $30M of amortization of intangible assets, and $3M of restructuring charges associated with the resignation of the former Chief Executive Officer. Each of these, net of the associated tax impact, are included in GAAP EPS. The estimated net tax impact of the GAAP adjustments is $14M.
5200 Paramount Parkway, Morrisville, N.C., USA 27560 TEL +1.919.460.5500 FAX +1.919.460.0877

“Live” Webcast and Replay
Tekelec will host a live webcast of its conference call on Thursday, February 10, 2011, at 8:00 a.m. EST to discuss 2010 results and certain forward-looking information concerning management’s outlook for the business. To access the webcast, visit Tekelec’s web site located at www.tekelec.com, enter the Investor Relations section and click on the webcast icon. A webcast replay will be available at approximately 11:00 a.m. EST on Thursday, February 10, 2011, and for 90 days thereafter. The Company also plans to provide on its web site immediately prior to the commencement of the call certain GAAP and non-GAAP information (including GAAP to non-GAAP reconciliations) and other financial information for the quarterly and full year periods.
Telephone Replay
A telephone replay of the call will also be available for one week after the live webcast by calling either (800) 642-1687 or (706) 645-9291, and entering the conference ID #39097158.
Non-GAAP Information
Certain non-GAAP financial measures are included in this press release. In the calculation of these measures, Tekelec generally excludes certain items such as amortization of acquired intangibles, restructuring and other charges, non-cash stock-based compensation charges, and unusual, non-recurring gains and charges. Tekelec believes that excluding such items provides investors and management with a representation of the Company’s core operating performance and with information useful in assessing its prospects for the future and underlying trends in Tekelec’s operating expenditures and continuing operations. Management uses such non-GAAP measures to (i) evaluate financial results, (ii) manage the Company’s operations, and (iii) establish operational goals. Further, non-GAAP measures are utilized by the Company’s management and board of directors to assist in determining incentive compensation and evaluating key trends within the business. In addition, since the Company has historically reported non-GAAP measures to the investment community, the Company believes the inclusion of this information provides consistency in our financial reporting. The release and the attachments to this release provide a reconciliation of each of the non-GAAP measures referred to in this release to the most directly comparable GAAP measure. The non-GAAP financial measures are not meant to be considered a substitute for the corresponding GAAP financial measures.
Forward-Looking Statements
Certain statements made in this press release, including 2011 Guidance, are forward-looking, reflect the Company’s current intent, belief or expectations and involve certain risks and uncertainties. The Company’s actual future performance may differ materially from such expectations as a result of important risk factors, which include, in addition to those identified in the Company’s 2009 Form 10-K, 2010 First, Second, and Third Quarter Forms 10-Q and its other filings with the Securities and Exchange Commission, the effects on our revenue performance of our year-over-year decline in orders in 2010 and the increasing portion of our orders that are for newer products with longer order-to-revenue conversion cycles; our increasing dependence on selling next generation products with which we have less experience forecasting and for which the markets are less mature and more subject to demand and technology changes; the difficulty we may have in transitioning from a hardware-centric to a software-centric business; the uncertainty associated with the resignation of our former CEO and the interim status of our current CEO; any adverse outcome from or effects of the securities litigations we currently have filed against us; the current or further detrimental changes in general economic, social, or political conditions in the countries in which we operate including the impact of credit availability and other economic factors on overall capital spending by our customers and resulting pressure on us to lower our prices; the rate and size of decline in demand for our older SS7-based products from which we still derive a substantial portion of our revenues; our ability to compete with other manufacturers that have lower cost bases than ours, are partially supported by foreign governments, and/or employ unfair trade practices; risks related to our international sales, markets and operations, including among others, import regulations, limited intellectual property protection, including protection of our software source code, increased costs and potential liabilities related to compliance with current and future security provisions in customer contracts and regulations, and security, access, and other regulatory requirements imposed by governments, including in particular the government of India; exposure to increased bad debt expense and product and service disputes as a result of general economic conditions; the timeliness and functional competitiveness of our product releases, the timing and size of any increase in demand for our performance management, SIP, Diameter, policy and subscriber database products; the risk of infringing on, and litigating with others regarding their, intellectual property rights; the timing of our recognition of
5200 Paramount Parkway, Morrisville, N.C., USA 27560 TEL +1.919.460.5500 FAX +1.919.460.0877

revenues; the extent to which any customer outsourcing to our competitors or supplier consolidation increases the influence of competitors on our customers’ purchases; our ability to protect intellectual property rights; our ability to maintain OEM, partner, reseller, and vendor support and supply relationships; and changes in the market price of the Company’s common stock. The Company undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.
About Tekelec
Tekelec enables billions of people and devices to talk, text, and access the Web. Our portfolio delivers a unique layer of intelligence allowing service providers to both manage and monetize the exponential growth in data traffic and applications. Tekelec has more than 25 offices around the world serving customers in more than 100 countries. For more information, please visit www.tekelec.com.
Contact:
Kyle Macemore | Vice President Finance and Investor Relations
(o) +1.919.380.6148 | kyle.macemore@tekelec.com
5200 Paramount Parkway, Morrisville, N.C., USA 27560 TEL +1.919.460.5500 FAX +1.919.460.0877

TEKELEC
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Years Ended December 31,
	2010	2009	2010	2009
	(Thousands, except per share data)
Revenues	$90,160	$123,506	$423,963	$469,261
Cost of sales:
Cost of goods sold	35,609	38,640	151,572	152,417
Amortization of intangible assets	6,126	1,605	19,220	6,204

Total cost of sales	41,735	40,245	170,792	158,621

Gross profit	48,425	83,261	253,171	310,640

Operating expenses:
Research and development	23,681	24,734	92,347	100,337
Sales and marketing	22,588	17,070	78,446	68,644
General and administrative	13,486	15,718	52,662	56,006
Amortization of intangible assets	1,768	261	4,632	1,221
Acquisition-related expenses	103	—	2,994	—
Restructuring and other	—	2,984	—	2,984

Total operating expenses	61,626	60,767	231,081	229,192

Income (loss) from operations	(13,201)	22,494	22,090	81,448
Other income (expense), net	(384)	(1,468)	(3,316)	(14,755)

Income (loss) from operations before provision for (benefit from) income taxes	(13,585)	21,026	18,774	66,693
Provision for (benefit from) income taxes	(5,588)	5,143	3,765	19,291

Net income (loss)	$(7,997)	$15,883	$15,009	$47,402

Earnings (loss) per share:
Basic	$(0.12)	$0.24	$0.22	$0.71
Diluted	(0.12)	0.23	0.22	0.70

Weighted average number of shares outstanding:
Basic	68,599	67,355	68,284	66,900
Diluted	68,599	68,208	68,905	67,651
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TEKELEC
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,
	2010	2009
	(Thousands, except share data)
ASSETS
Current assets:
Cash and cash equivalents	$220,938	$277,259
Trading securities, at fair value	—	81,788
Put right, at fair value	—	11,069
Accounts receivable, net	165,019	157,369
Inventories	28,221	23,353
Income taxes receivable	3,098	1,617
Deferred income taxes, current	19,906	66,758
Deferred costs and prepaid commissions	43,652	56,645
Prepaid expenses	8,527	7,007
Other current assets	3,687	1,943

Total current assets	493,048	684,808
Property and equipment, net	37,169	35,267
Deferred income taxes, net, noncurrent	72,854	39,153
Other assets	1,507	1,661
Goodwill	135,564	42,102
Intangible assets, net	92,245	31,017

Total assets	$832,387	$834,008

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$17,823	$28,114
Accrued expenses	20,344	25,372
Accrued compensation and related expenses	22,680	40,980
Current portion of deferred revenues	145,291	149,065

Total current liabilities	206,138	243,531
Deferred income taxes, noncurrent	7,430	5,477
Long-term portion of deferred revenues	6,812	5,590
Other long-term liabilities	5,422	4,863

Total liabilities	225,802	259,461

Commitments and Contingencies

Shareholders’ equity:
Common stock, without par value, 200,000,000 shares authorized; 68,617,232 and 67,382,600 shares issued and outstanding, respectively	351,309	330,909
Retained earnings	256,829	241,820
Accumulated other comprehensive income	(1,553)	1,818

Total shareholders’ equity	606,585	574,547

Total liabilities and shareholders’ equity	$832,387	$834,008

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TEKELEC
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2010	2009
	(Thousands)
Cash flows from operating activities:
Net income	$15,009	$47,402
Adjustments to reconcile net income to net cash provided by operating activities:
Impairment of investment in privately-held company	—	13,587
Gain (loss) on investments carried at fair value, net	(118)	(1,846)
Provision for doubtful accounts and returns	2,710	2,228
Provision for (reduction of) warranty	(1,639)	3,875
Inventory write downs	4,528	6,165
Loss on disposals of fixed assets	121	147
Depreciation	16,453	18,105
Amortization of intangibles	23,852	7,425
Amortization of deferred financing costs and other	698	748
Deferred income taxes	1,252	8,035
Stock-based compensation	12,525	13,537
Excess tax benefits from stock-based compensation	(873)	(840)
Changes in operating assets and liabilities (net of acquisitions and dispositions):
Accounts receivable	(6,277)	13,723
Inventories	(8,979)	(5,752)
Deferred costs	14,175	819
Prepaid expenses	(1,728)	1,424
Other current assets	912	(246)
Accounts payable	(16,486)	2,545
Accrued expenses	(3,926)	(9,498)
Accrued compensation and related expenses	(19,291)	(249)
Deferred revenues	(8,801)	(56,561)
Income taxes receivable	(2,049)	(1,796)
Income taxes payable	541	(7,883)

Total adjustments	7,600	7,692

Net cash provided by operating activities — continuing operations	22,609	55,094
Net cash used in operating activities — discontinued operations	—	(184)

Net cash provided by operating activities	22,609	54,910

Cash flows from investing activities:
Proceeds from sales and maturities of investments	92,975	23,635
Purchase of acquired business, net of cash acquired	(161,953)	—
Purchases of property and equipment	(17,659)	(18,720)

Net cash provided by (used in) investing activities	(86,637)	4,915

Cash flows from financing activities:
Proceeds from issuance of common stock	10,950	9,886
Cash used to net share settle equity awards	(3,075)	(2,289)
Excess tax benefits from stock-based compensation	873	840

Net cash provided by financing activities	8,748	8,437

Effect of exchange rate changes on cash	(1,041)	(444)

Net increase (decrease) in cash and cash equivalents	(56,321)	67,818
Cash and cash equivalents at beginning of the year	277,259	209,441

Cash and cash equivalents at end of the year	$220,938	$277,259

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TEKELEC
RECONCILIATIONS OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
for the Three Months Ended December 31, 2010 and 2009

	2010		2009
	Amount	% of revenues	Amount	% of revenues
	(Thousands, except percentages)
Gross margins	$48,425	54%	$83,261	67%
Adjustments:
Amortization of intangible assets (1)	6,126	7%	1,605	1%
Stock-Based Compensation (2)	278	0%	265	0%
Acquisition related cash bonus(3)	53	0%	—	0%

Non-GAAP gross margins	$54,882	61%	$85,131	69%

	2010		2009
	Amount	% of revenues	Amount	% of revenues
	(Thousands, except percentages)
Operating margins	$(13,201)	-15%	$22,494	18%
Adjustments:
Amortization of intangible assets(1)	7,894	9%	1,866	2%
Stock-Based Compensation (2)	2,611	3%	3,262	3%
Acquisition related cash bonus(3)	615	1%	220	0%
Acquisiton related expenses-other(4)	103	0%	—	—
Restructuring and other(5)	—	—	2,984	2%

Non-GAAP operating margin (loss)	$(1,978)	-2%	$30,826	25%

	2010		2009
	Amount	per diluted share	Amount	per diluted share
	(Thousands, except per share data)
Net income (loss)	$(7,997)	$(0.12)	$15,883	$0.23
Adjustments:
Amortization of intangible assets(1)	7,894	0.12	1,866	0.03
Stock-Based Compensation (2)	2,611	0.04	3,262	0.05
Acquisition related cash bonus(3)	615	0.01	220	0.00
Acquisiton related expenses-other(4)	103	0.00	—	—
Restructuring and other(5)	—	—	2,984	0.04
Provision for (benefit from) income taxes (6)	(4,407)	(0.06)	(4,839)	(0.07)

Non-GAAP net income (loss)	$(1,181)	$(0.02)	$19,376	$0.28

Weighted average number of shares outstanding:
Basic		68,599		67,355
Diluted		68,599		68,208

(1)	The adjustments represent the amortization of purchased technology and other intangibles related to acquired companies.

(2)	The adjustments represent stock-based compensation expense recognized related to awards of stock options, restricted stock or restricted stock units or stock appreciation rights granted under our equity incentive plans and stock purchase rights granted under our employee stock purchase plan.

(3)	The adjustment represents: (i) consideration payable to former Camiant employees for options not assumed in the merger; (ii) bonuses for certain Blueslice employees contingent upon their continued employment and the achievement of individual integration related milestones and (iii) consideration payable to Estacado that is contingent upon the continued employment of certain former Estacado employees by Tekelec.

(4)	The adjustment represents non-recurring employee related costs associated with our acquisitions of Camiant and Blueslice.

(5)	The adjustment represents the elimination of the costs associated with our restructuring activities.

(6)	The adjustment represents the income tax effect of footnotes (1), (2), (3), (4) and (5) in order to reflect our non-GAAP effective tax rate of 50% and 34% for 2010 and 2009, respectively.
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TEKELEC
RECONCILIATIONS OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
for the Years Ended December 31, 2010 and 2009

	2010		2009
		% of		% of
	Amount	revenues	Amount	revenues
	(Thousands, except percentages)
Gross margins	$253,171	60%	$310,640	66%
Adjustments:
Amortization of intangible assets(1)	19,220	5%	6,204	1%
Stock-Based Compensation (2)	1,326	0%	1,050	0%
Acquisition related cash bonus(3)	230	0%	—	0%

Non-GAAP gross margins	$273,947	65%	$317,894	68%

	2010		2009
		% of		% of
	Amount	revenues	Amount	revenues
	(Thousands, except percentages)
Operating margins	$22,090	5%	$81,448	17%
Adjustments:
Amortization of intangible assets(1)	23,852	6%	7,425	2%
Stock-Based Compensation (2)	12,525	3%	13,537	3%
Acquisition related cash bonus(3)	3,783	1%	880	0%
Acquisiton related expenses-other(4)	2,994	1%	—	0%
Restructuring and other(5)	—	0%	2,984	1%

Non-GAAP operating margins	$65,244	15%	$106,274	23%

	2010		2009
		Per		per
		diluted		diluted
	Amount	share	Amount	share
	(Thousands, except per share data)
Net income	$15,009	$0.22	$47,402	$0.70
Adjustments:
Amortization of intangible assets (1)	23,852	0.35	7,425	0.11
Stock-Based Compensation (2)	12,525	0.18	13,537	0.20
Acquisition related cash bonus(3)	3,783	0.05	880	0.01
Acquisiton related expenses-other(4)	2,994	0.04	—	—
Restructuring and other(5)	—	—	2,984	0.04
Impairment of investment in privately-held company(6)	—	—	12,917	0.19
Provision for (benefit from) income taxes (7)	(13,829)	(0.20)	(14,746)	(0.22)

Non-GAAP net income	$44,334	$0.64	$70,399	$1.04

Weighted average number of shares outstanding:
Basic		68,284		66,900
Diluted		68,905		67,651

(1)	The adjustments represent the amortization of purchased technology and other intangibles related to acquired companies.

(2)	The adjustments represent stock-based compensation expense recognized related to awards of stock options, restricted stock or restricted stock units or stock appreciation rights granted under our equity incentive plans and stock purchase rights granted under our employee stock purchase plan.

(3)	The adjustment represents: (i) consideration payable to former Camiant employees for options not assumed in the merger; (ii) bonuses for certain Blueslice employees contingent upon their continued employment and the achievement of individual integration related milestones and (iii) consideration payable to Estacado that is contingent upon the continued employment of certain former Estacado employees by Tekelec.

(4)	The adjustment represents professional fees, travel and other costs associated with our acquisition of Camiant and Blueslice.

(5)	The adjustment represents the elimination of the costs associated with our restructuring activities.

(6)	The adjustment represents an impairment charge as a result of a decline in the estimated fair value as compared to historical cost for one of our investments in privately held companies. Partially offsetting this impairment is a one time property tax refund of $0.7 million associated with the former assets of a divested business unit.

(7)	The adjustment represents the income tax effect of footnotes (1), (2), (3), (4), (5) and (6) in order to reflect our Non-GAAP effective tax rate of 28.5% and 33% for 2010 and 2009, respectively.
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